SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 22, 2002

PG&E Corporation

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(Exact Name of Registrant as Specified in its Charter)

California                1-12609          94-3234914

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(State or other Jurisdiction   (Commission       (IRS Employer
of Incorporation)              File Number)     Identification No.)

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, California 94105

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(Address of principal executive offices) (Zip Code)

(415) 267-7000

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(Registrant's telephone number, including area code)

Item 5. Other Events

          On October 18, 2002, PG&E Corporation entered into a Second Amended and Restated Credit Agreement (Credit Agreement), with the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and others, pursuant to which the existing $420 million Tranche B loan previously made by certain of the lenders has been modified (as modified, the “Tranche B loan”) and certain of the lenders have made new incremental loans in the aggregate principal amount of $300 million (New Loans) with the same terms and conditions as  those applicable to the Tranche B Loan.  The Tranche B loan and the New Loans are collectively referred to herein as the “Loans.”  The New Loans have been funded into a separate escrow account and will be released to PG&E Corporation on January 17, 2003, unless a bankruptcy proceeding has been commenced by or against PG&E Corporation.  The Loans are payable in a single installment on September 2, 2006, unless prepaid earlier in accordance with the Credit Agreement.

          The Tranche B loan and the New Loans are senior, unsubordinated obligations of PG&E Corporation, which are pari passu with each other.  Notwithstanding the foregoing, so long as the options granted to certain lenders of PG&E Corporation to purchase shares of PG&E National Energy Group, Inc. (NEG, Inc.) pursuant to the Amended and Restated Option Agreement entered into on June 25, 2002 (Option Agreement) remain outstanding, the obligations of PG&E Corporation in respect of such options are senior to its obligations in respect of the Loans to the extent provided in the Intercreditor Agreement previously entered into on June 25, 2002, among the lenders party to the Amended and Restated Credit Agreement dated as of June 25, 2002.  So long as the options remain outstanding, the Intercreditor Agreement will remain in effect to define the extent to which the obligations of PG&E Corporation in respect of such options are senior to its obligations in respect of the Loans.  GPSF-F Inc. (GPSF), an affiliate of General Electric Capital Corporation, the Tranche A lender under the Amended and Restated Credit Agreement dated as of June 25, 2002, has exercised its put option under the Option Agreement, and GPSF and PG&E Corporation are in the process of conducting the appraisal process provided under the Option Agreement.  PG&E Corporation and PG&E National Energy Group, LLC, (LLC), a subsidiary of PG&E Corporation which owns 100% of the common stock of NEG, Inc., have agreed with the other holders of options under the Option Agreement that they may exercise their put option on the same terms as those received by GPSF within 45 days after the closing of the put option of GPSF, and, that if not exercised within such 45-day period, the put option is exercisable during any time prior to March 1, 2003.

          All obligations of PG&E Corporation with respect to the Loans are secured by a perfected first priority security interest in 100% of the equity interests in LLC and 100% of the common stock of NEG, Inc., and all proceeds thereof (NEG Collateral); such security interests secure equally and ratably the portions of the Loans held by each lender.  PG&E Corporation is not permitted to dispose of the NEG Collateral except under certain circumstances.  Any proceeds of a permitted disposition of the NEG Collateral must be applied to prepay the Loans.  PG&E Corporation may spin off the NEG Collateral only with the consent of lenders holding more than 50.1% of the aggregate outstanding principal amount of the Loans.

          In addition, all obligations of PG&E Corporation with respect to the Loans are secured by a perfected first priority security interest in the outstanding common stock of PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), and all proceeds thereof.  With respect to 35% of such common stock pledged for the benefit of the lenders, the lenders have customary rights of a pledgee of common stock, provided that certain regulatory approvals may be required in connection with any foreclosure on such stock.  With respect to the remaining 65%, such common stock has been pledged for the benefit of the lenders, but the lenders have no ability to control such common stock under any circumstances and do not have any of the typical rights and remedies of a secured creditor.  However, the lenders do have the right to receive any cash proceeds received upon a disposition of such common stock.

          In connection with the consummation of the Utility’s proposed plan of reorganization (PG&E Plan) in the Utility’s bankruptcy proceeding pending in the U.S. Bankruptcy Court for the Northern District of California, the Utility has formed a new corporation (Newco) to hold the equity interests in three limited liability companies (Reorganization Subsidiaries) formed to hold certain assets of the Utility.  The PG&E Plan contemplates that, after the transfer of such assets to the Reorganization Subsidiaries, the Utility will distribute the common stock of Newco to PG&E Corporation (the “Newco Spin”) and PG&E Corporation will distribute the common stock of the Utility to the shareholders of PG&E Corporation (collectively, the “Spin”).  Pursuant to the Credit Agreement and the Pledge Agreements pledging the common stock of the Utility, PG&E Corporation may substitute common stock of Newco for the common stock of the Utility in connection with the consummation of the PG&E Plan.

          Finally, all obligations of PG&E Corporation with respect to the Loans are secured by a perfected first priority security interest in substantially all other personal property assets of PG&E Corporation with certain exceptions, including, without limitation, deposit accounts, securities accounts and cash equivalents (other than proceeds of other collateral).

          PG&E Corporation is required to make an offer to prepay the Loans (including prepayment premiums) upon a change in control of PG&E Corporation.  PG&E Corporation also is required to make an offer to prepay the Loans (including prepayment premiums), at least 45 days before (1) a spin-off under any plan of reorganization: (a) to the shareholders of PG&E Corporation of (i) all or any portion of Utility, Newco or any of the Reorganization Subsidiaries or (ii) any of the material assets that are contemplated by the PG&E Plan to be transferred to Newco or any Reorganization Subsidiary or retained by the Utility (Material Reorganization Assets), or (b) to PG&E Corporation of (i) all or any portion of Newco or any of the Reorganization Subsidiaries or (ii) any Material Reorganization Assets or (2) the sale or issuance of more than 15% of the capital stock of the Utility pursuant to a plan of reorganization.

          In addition, if on the date 31 days after confirmation of any plan of reorganization that does not involve a spin-off or sale of more than 15% of the capital stock of the Utility or on the first day of any calendar quarter thereafter, the ratio of (i) the aggregate market value of the common stock of PG&E Corporation for the preceding 30 trading days to (ii) the aggregate outstanding amount of the Loans is less than 5.0:1.0, then PG&E Corporation is required to make an offer to prepay the Loans (including prepayment premiums) on the date 30 days thereafter.

          PG&E Corporation is required to maintain an interest reserve account of at least $130 million until September 2, 2005, and thereafter, an amount equal to the lesser of $130 million or the interest to accrue on the Loans through maturity.

          The Credit Agreement continues to contain certain limitations on the ability of PG&E Corporation and certain of its subsidiaries to grant liens, consolidate, merge, purchase or sell assets, declare or pay dividends, incur indebtedness, or make advances, loans and investments.  However, the Credit Agreement does not limit (1) the ability of LLC, NEG, Inc., or their respective subsidiariesto grant liens or incur debt and (2) PG&E Corporation’s and the Utility’s ability to consummate the transactions contemplated in the PG&E Plan.  The Credit Agreement generally permits LLC, NEG, Inc. and their respective subsidiaries to enter into sales and other disposition of assets in the ordinary course of business and in certain qualified transactions.  In addition, in connection with certain sales and debt restructuring transactions of NEG, Inc. and its subsidiaries, PG&E Corporation is permitted to make investments funded from existing cash and future earnings in NEG, Inc. and its subsidiaries or in entities that acquire such assets from NEG, Inc. and its subsidiaries in such transactions.  The amount of such investments is limited to 75% of the net cash tax savings (less certain costs and expenses) actually received by PG&E Corporation after October 1, 2002 as a result of certain transactions of NEG, Inc. and its subsidiaries.  PG&E Corporation also is permitted to make investments funded from existing cash and future earnings in NEG, Inc. and its subsidiaries, and pay obligations of NEG, Inc. and its subsidiaries (including, without limitation, any obligations for which PG&E Corporation becomes a surety or a guarantor) up to a cumulative amount not to exceed $15 million, provided that no default or event of default has occurred under the Credit Agreement, and provided further that LLC and NEG, Inc, are not in bankruptcy.  The proceeds of the New Loans may not be used to make investments in LLC or NEG, Inc. or any of their Subsidiaries.

          The Credit Agreement has been amended to delete provisions that required NEG, Inc. to maintain certain credit ratings and required that a certain ratio of fair market value of NEG, Inc. to the aggregate amount of the outstanding Loans be maintained.  Further, the Credit Agreement no longer provides that a default or event of default under agreements of NEG, Inc. or its subsidiaries constitutes a cross-default under the Credit Agreement.

          Among other events, the Credit Agreement provides that an event of default occurs if PG&E Corporation fails to pay any indebtedness of $100 million or more when due, if the holders of PG&E Corporation indebtedness of $100 million or more become entitled to accelerate such indebtedness, or if any PG&E Corporation indebtedness of $100 million or more is accelerated. Upon the occurrence of an event of default, the lenders may declare the Loans immediately due and payable.

          The Loans may be prepaid upon payment of a prepayment fee equal to (1) if such prepayment is made on or prior to October 1, 2003, the discounted present value of 2.50% of the principal amount of such prepayment plus the aggregate amount of interest that would accrue on the principal amount of such prepayment from the date of such prepayment to October 1, 2003, (2) if such prepayment is made after October 1, 2003 and on or prior to October 1, 2004, 2.5% of the principal amount prepaid, and (3) if such prepayment is made after October 1, 2004, 0.5% of the principal amount prepaid.

          The Credit Agreement also generally requires mandatory prepayments of the Loans with the net cash proceeds from (1) incurrence of indebtedness, (2) issuance or sale of equity by PG&E Corporation or the Utility, (3) sales of assets by PG&E Corporation, NEG, Inc., LLC, or any subsidiary of NEG, Inc. (with a carve-out for proceeds retained by NEG), (4) the receipt of condemnation or insurance proceeds, (5) and distributions or dividends paid to PG&E Corporation or LLC.  PG&E Corporation must also pay a prepayment fee upon mandatory prepayment.

          PG&E Corporation also has agreed to issue to the lenders additional warrants to purchase shares of common stock of PG&E Corporation with a value equal to 3.5% of the aggregate principal amount of the Loans ($25.2 million).  The actual number of warrants to be issued will be calculated by dividing such value by the average of the volume weighted average price of PG&E Corporation common stock as reported on the New York Stock Exchange for each of the 10 trading days beginning on October 10, 2002 and ending October 24, 2002.  The terms and provisions of the warrants, including a warrant exercise price of $0.01 per share, are substantially identical to the warrants previously issued to the Tranche B lenders on June 25, 2002.  PG&E Corporation has agreed to provide, following consummation of a plan of reorganization of the Utility, registration rights in connection with the shares issuable upon exercise of these warrants.

          The net proceeds of the New Loans will be used to fund corporate working capital and general corporate purposes and may not be used to make investments in LLC or NEG, Inc. or any of their respective subsidiaries or, except as required by applicable law or the conditions adopted by the California Public Utilities Commission with respect to holding companies, in the Utility.

          PG&E Corporation’s 7.50% Convertible Subordinated Notes due 2007 in the aggregate principal amount of $280 million issued on June 25, 2002 (Notes) and the Indenture relating to the Notes have been amended to delete certain cross-default provisions which provided that a non-payment or an acceleration of indebtedness of NEG, Inc. or any of its subsidiaries, or a bankruptcy event with respect to NEG, Inc. or any of its subsidiaries, constituted a default or event of default under the Notes and the Indenture.  Further, the Indenture and the Notes have been amended, among other things, to increase the interest rate on the Notes to 9.5% from 7.5%, to extend the maturity of the Notes to June 30, 2010, from June 30, 2007, and to provide the holder of the Notes with a one-time right to require PG&E Corporation to repurchase the Notes on June 30, 2007 at a purchase price equal to the principal amount plus accrued and unpaid interest (including any liquidated damages and pass-through dividends, if any).

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit No.            Description of Exhibit

99.1	Second and Amended Restated Credit Agreement, dated as of October 18, 2002, among PG&E Corporation, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and other parties

99.2	Utility Stock Pledge Agreement (35%)óContinued Tranche B Loan, dated as of October 18, 2002
99.3	Utility Stock Pledge Agreement (35%)—New Tranche B Loan, dated as of October 18, 2002
99.4	Utility Stock Pledge Agreement (65%)—Continued Tranche B Loan, dated as of October 18, 2002
99.5	Utility Stock Pledge Agreement (65%)—New Tranche B Loan, dated as of October 18, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

Dated:  October 22, 2002

EXHIBIT INDEX

Exhibit No.             Description of Exhibit

99.1	Second and Amended Restated Credit Agreement, dated as of October 18, 2002, among PG&E Corporation, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and other parties

99.2	Utility Stock Pledge Agreement (35%)óContinued Tranche B Loan, dated as of October 18, 2002
99.3	Utility Stock Pledge Agreement (35%)—New Tranche B Loan, dated as of October 18, 2002
99.4	Utility Stock Pledge Agreement (65%)—Continued Tranche B Loan, dated as of October 18, 2002
99.5	Utility Stock Pledge Agreement (65%)—New Tranche B Loan, dated as of October 18, 2002